United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]	Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Materials Pursuant to Rule 14a-12

CORBUS PHARMACEUTICALS HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed:

CORBUS PHARMACEUTICALS HOLDINGS, INC.

500 River Ridge Drive

Norwood, MA 02062

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 19, 2021

To the Stockholders of

Corbus Pharmaceuticals Holdings, Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Corbus Pharmaceuticals Holdings, Inc. (the “Company”) will be held on May 19, 2021, beginning at 9:00 a.m. eastern time. Due to concerns regarding the coronavirus outbreak (“COVID-19”) and to assist in protecting the health and well-being of our stockholders and employees, the Annual Meeting will be held live via the internet, at www.viewproxy.com/corbuspharma/2021/vm.

At the Annual Meeting, stockholders will act on the following matters:

●	To elect six director nominees to serve as directors until the next annual meeting of stockholders;

●	To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2021;

●	Approval, on an advisory basis, of the executive compensation of the Company’s named executive officers as described in this proxy statement;

●	To approve an amendment to the Company’s certificate of incorporation, as amended, to increase the Company’s authorized shares of common stock from 150,000,000 to 300,000,000; and

●	To consider any other matters that may properly come before the Annual Meeting.

Only stockholders of record at the close of business on March 31, 2021 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

Your vote is important. Whether you plan to attend the Annual Meeting live via the internet or not, you may vote your shares over the internet or by requesting a printed copy of the proxy materials and marking, signing, dating and mailing the proxy card in the envelope provided. If you attend the Annual Meeting live via the internet and prefer to vote during the Annual Meeting, you may do so even if you have already voted your shares. We designed the format of this year’s Annual Meeting to ensure that our stockholders who attend the Annual Meeting live via the internet will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

You will be able to attend the Annual Meeting, vote your shares, and submit your questions during the Annual Meeting live via the internet by visiting www.viewproxy.com/corbuspharma/2021/vm. In order to participate in the Annual Meeting live via the internet, you must register at www.viewproxy.com/corbuspharma/2021 by 11:59 PM eastern time on May 17, 2021. If you are a registered holder, you must register using the Control Number included on your proxy card. If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a Control Number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting live via the internet (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate live via the internet, including how to demonstrate proof of stock ownership, are posted at www.viewproxy.com/corbuspharma/2021.

IMPORTANT NOTICE OF AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2021.

Our proxy materials including our Proxy Statement for the 2021 Annual Meeting, our Annual Report for the fiscal year ended December 31, 2020 and proxy card are available on the Internet at http://www.cstproxy.com/corbuspharma/2021. Under Securities and Exchange Commission rules, we are providing access to our proxy materials by notifying you of the availability of our proxy materials on the Internet.

By Order of the Board of Directors

/s/ Yuval Cohen
Yuval Cohen
Chief Executive Officer
April 9, 2021
Norwood, Massachusetts

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

855-200-8274

CORBUS PHARMACEUTICALS HOLDINGS, INC.

500 RIVER RIDGE DRIVE

NORWOOD, MA 02062

PROXY STATEMENT

This proxy statement contains information related to the Annual Meeting of Stockholders (the “Annual Meeting”) of Corbus Pharmaceuticals Holdings, Inc. (the “Company”) to be held on May 19, 2021 at 9:00 a.m. eastern time, or at such other time and place to which the Annual Meeting may be adjourned or postponed. Due to concerns regarding the coronavirus outbreak (“COVID-19”) and to assist in protecting the health and well-being of our stockholders and employees, the Annual Meeting will be held live via the internet, at www.viewproxy.com/corbuspharma/2021/vm. The enclosed proxy is solicited by the Board of Directors of the Company (the “Board”). The proxy materials relating to the Annual Meeting are being mailed to stockholders entitled to vote at the meeting on or about April 9, 2021. A list of record holders of the Company’s common stock entitled to vote at the 2021 Annual Meeting will be available for examination by any stockholder, for any purpose germane to the 2021 Annual Meeting, at our principal offices at 500 River Ridge Drive, Norwood, Massachusetts, 02062, during normal business hours for ten days prior to the 2021 Annual Meeting (the “Stockholder List”) and available during the Annual Meeting.

ABOUT THE MEETING

Why are we calling this Annual Meeting?

We are calling the Annual Meeting to seek the approval of our stockholders:

●	To elect six director nominees to serve as directors until the next annual meeting of stockholders (“Proposal 1”);

●	To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2021 (“Proposal 2”);

●	Approval, on an advisory basis, of the executive compensation of the Company’s named executive officers as described in this proxy statement (“Proposal 3”);

●	To approve an amendment to the Company’s certificate of incorporation, as amended, (the “Charter”) to increase the Company’s authorized shares of common stock from 150,000,000 to 300,000,000 (“Proposal 4”); and

●	To consider any other matters that may properly come before the Annual Meeting.

What are the Board’s recommendations?

Our Board believes that the election of the director nominees identified herein, the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2021, and the approval of the amendment to our Charter to increase our authorized shares are advisable and in the best interests of the Company and its stockholders and recommends that you vote FOR each of the director nominees, and FOR Proposals 2 and 4. Our Board believes that the compensation of our named executive officers for the year ended December 31, 2020, as described in this proxy statement, was appropriate and recommends that you vote FOR the resolution to approve that compensation.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to furnish to our stockholders this Proxy Statement and our 2020 Annual Report by providing access to these documents on the Internet rather than mailing printed copies. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed to our stockholders of record and beneficial owners which will direct stockholders to a website where they can access our proxy materials and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the record date, March 31, 2021, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Holders of our common stock are entitled to one vote per share on each matter to be voted upon.

As of the record date, we had 125,033,006 outstanding shares of common stock.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting.

How do I attend and vote shares at the Annual Meeting?

Both stockholders of record and stockholders who hold their shares in “street name” will need to register to be able to attend the Annual Meeting, vote their shares, and submit their questions during the Annual Meeting live via the internet by following the instructions below.

If you are a shareholder of record, you must:

●	Follow the instructions provided on your Notice card to first register at www.viewproxy.com/corbuspharma/2021 by 11:59 PM eastern time on May 17, 2021. You will need to enter your name, phone number, Control Number (included on your proxy card), and email address as part of the registration, following which you will receive an email confirming your registration, as well as the password to attend the Annual Meeting.

●	On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the password you received via email in your registration confirmation at www.viewproxy.com/corbuspharma/2021/vm (you will need the Control Number included on your proxy card).

●	If you wish to vote your shares electronically at the Annual Meeting, there will be a live link provided during the Annual Meeting (you will need the Control Number included on your proxy card to vote).

If your shares are held in a “street name,” you must:

●	Obtain a legal proxy from your broker, bank, or other nominee.

●	Register at www.viewproxy.com/corbuspharma/2021 by 11:59 PM eastern time on May 17, 2021. As part of the registration process you will need to enter your name, phone number, and email address, and provide a copy of the legal proxy (which may be uploaded to the registration website or sent via email to VirtualMeeting@viewproxy.com), following which you will receive an email confirming your registration, your Control Number, as well as the password to attend the Annual Meeting. Please note, if you do not provide a copy of the legal proxy, you may still attend the Annual Meeting but you will be unable to vote your shares electronically at the Annual Meeting.

●	On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the password you received via email in your registration confirmation at www.viewproxy.com/corbuspharma/2021/vm (you will need the Control Number assigned to you in your registration confirmation email).

●	If you wish to vote your shares electronically at the Annual Meeting, there will be a live link provided during the Annual Meeting (you will need the Control Number assigned to you in your registration confirmation email to vote).

Further instructions on how to attend the Annual Meeting live via the internet, including how to vote your shares electronically at the Annual Meeting are posted on www.viewproxy.com/corbuspharma/2021 under Frequently Asked Questions (FAQ). The Annual Meeting will begin, live via the internet, promptly at 9:00 AM eastern time on May 19, 2021. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:30 AM eastern time, and you should allow ample time for the check-in procedures.

How can I submit a question for the Annual Meeting?

Stockholders may submit questions in writing during the Annual Meeting at www.viewproxy.com/corbuspharma/2021/vm. Stockholders will need their Control Number (which can be obtained by following the procedures described under the heading “How do I attend and vote shares at the Annual Meeting?” above).

As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted in writing during the meeting in accordance with the Annual Meeting procedures which are pertinent to the Company and the meeting matters, as time permits. Answers to any questions that are not addressed during the meeting will be published following the meeting on our website. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

What if I have technical difficulties during the Annual Meeting?

There will be technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting live via the internet. Please be sure to check in by 8:30 AM eastern time on May 19, 2021, the day of the Annual Meeting, so we may address any technical difficulties before the Annual Meeting begins live via the internet. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please email VirtualMeeting@viewproxy.com or call (866) 612-8937.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our common stock outstanding on the record date will constitute a quorum for our meeting. Signed proxies received but not voted and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

●	Before the Annual Meeting: You can vote on matters that come before the Annual Meeting via the Internet, by following the instructions in the Notice at http://www.cstproxy.com/corbuspharma/2021, or by submitting your proxy card by mail. If you would prefer to vote by mail, please follow the instructions included in the Notice to receive a paper copy of our proxy materials.

If you are a stockholder of record, to submit your proxy by mail or vote via the Internet, follow the instructions on the proxy card or Notice. If you hold your shares in street name, you may vote via the Internet as instructed by your broker, bank or other nominee.

Your shares will be voted as you indicate on your proxy card. If you are a stockholder of record and you return a properly executed proxy card or vote by proxy over the Internet but do not mark the boxes showing how you wish to vote, your shares will be voted in accordance with the recommendations of the Board, as set forth above. With respect to any other matter that properly comes before our Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, at their own discretion.

●	During the Annual Meeting: If you attend the Annual Meeting live via the internet and prefer to vote during the Annual Meeting, you may do so even if you have already voted your shares by proxy. If you wish to vote your shares electronically at the Annual Meeting, there will be a live link provided during the Annual Meeting. See above, “How do I attend and vote shares at the Annual Meeting?.”

Even if you plan to attend the Annual Meeting live via the internet, we encourage you to vote in advance by internet, telephone or mail so that your vote will be counted if you later decide not to attend the Annual Meeting live via the internet.

What if I vote and then change my mind?

You may revoke your proxy at any time before it is exercised by:

●	filing with the Secretary of the Company a notice of revocation;

●	sending in another duly executed proxy bearing a later date; or

●	attending the Annual Meeting live via the internet and casting your vote by following the procedures described under the heading “How do I attend and vote shares at the Annual Meeting?” above.

For purposes of submitting your vote online before the Annual Meeting, you may change your vote until 11:59 PM eastern time on May 18, 2021. At this this deadline, the last vote submitted will be the vote that is counted.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares or otherwise provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal?” below.

What vote is required to approve each proposal?

The holders of a majority of our common stock outstanding on the record date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

Assuming that a quorum is present, the following votes will be required:

●	With respect to Proposal 1 (election of directors), directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. As a result, abstentions and “broker non-votes” (see below), if any, will not affect the outcome of the vote on this proposal.

●	With respect to Proposal 2 (the proposal to ratify the appointment of EisnerAmper LLP), Proposal 3 (approval, on an advisory basis, of the executive compensation of the Company’s named executive officers as described in this proxy statement) and approval of any other matter that may properly come before the Annual Meeting, the affirmative vote of a majority of the total votes cast on these proposals, in person or by proxy, is required to approve these proposals. As a result, abstentions and “broker non-votes” (see below), if any, will not affect the outcome of the vote on these proposals.

●	The vote on Proposal 4 (the proposal to amend our Charter to increase the Company’s authorized shares of common stock from 150,000,000 to 300,000,000), requires the affirmative vote, in person or by proxy, of a majority of the outstanding shares of common stock entitled to a vote at the Annual Meeting. As a result, abstentions and “broker non-votes” (see below), if any, will have the effect of a vote AGAINST this proposal. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

Holders of the common stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

What are “broker non-votes”?

Banks and brokers acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange, but are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares. If the New York Stock Exchange determines a proposal to be “non-routine,” failure to vote, or to instruct your broker how to vote any shares held for you in your broker’s names, will have the same effect as a vote against such proposal.

A broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the matter being considered and has not received instructions from the beneficial owner.

The election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 3) and the approval of the amendment to our Charter to increase the Company’s authorized shares of common stock from 150,000,000 to 300,000,000 (Proposal 4) are generally not considered to be a “routine” matter and brokers are not permitted to vote on these matters if the broker has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares. The ratification of our independent registered public accounting firm (Proposal 4) is generally considered to be a “routine” matter, and hence your brokerage firm may be able to vote on Proposal 4 even if it does not receive instructions from you, so long as it holds your shares in its name.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board and will pay all expenses associated therewith. Some of our officers, directors and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.

In addition, we have engaged Alliance Advisors, LLC to assist in the solicitation of proxies and provide related informational support, for a services fee, which is not expected to exceed $7,000.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

PROPOSAL 1:	TO ELECT SIX DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED

Our Board is currently composed of six directors. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that director for which the vacancy was created and until the director’s successor is duly elected and qualified.

Each of the nominees listed below is currently one of our directors. If elected at the Annual Meeting, each of these nominees would serve until the next annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the six nominees named below. The director nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six director nominees named below. If any director nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees for Election Until the Next Annual Meeting

The following table sets forth the name, age, position and tenure of each of our directors who are up for re-election at the 2021 Annual Meeting:

Name	Age	Position(s)	Served as an Officer or Director Since
Yuval Cohen, Ph.D.	46	Chief Executive Officer and Director	2014
Alan Holmer	71	Director (Chairman of the Board)	2014
Avery W. Catlin	72	Director	2014
Rachelle Jacques	49	Director	2019
John Jenkins	63	Director	2018
Peter Salzmann	53	Director	2020

The following includes a brief biography of each of the nominees standing for election to the Board of Directors at the Annual Meeting, based on information furnished to us by each director nominee, with each biography including information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that the applicable nominee should serve as a member of our Board of Directors.

Directors

Yuval Cohen, Ph.D., Chief Executive Officer and Director

Dr. Cohen has served as our Chief Executive Officer and as a director since April 11, 2014. Dr. Cohen joined Corbus Pharmaceuticals, Inc. (formerly JB Therapeutics, Inc.), our wholly-owned subsidiary, as its Chief Executive Officer in July 2013. Prior to joining Corbus Pharmaceuticals, Inc., he was the President and co-founder of Celsus Therapeutics PLC (“Celsus”) (Nasdaq CM: CLTX) from 2005 until February 2013, and as Senior Vice President from February 2013 until June 2013. Dr. Cohen was also a board member of Celsus until December 2013. Starting as a small startup with seed financing, under Dr. Cohen’s leadership, Celsus developed five novel anti-inflammatory drug candidates with two reaching Phase IIb stages focusing on allergies and autoimmune diseases of the skin (eczema), airways (cystic fibrosis and hay fever), digestive tract (inflammatory bowel disease) and eye (conjunctivitis). Dr. Cohen participated in all stages of the pre-clinical and clinical development from project management to interactions with regulatory bodies and with the investment community in fundraising. Apart from his industry experience, he is also the author of a number of peer-reviewed papers and reviews as well as listed inventor on a number of patents. Dr. Cohen holds a BSc (Hons) in microbiology and biochemistry from University of Cape Town, South Africa, and has a Ph.D., summa cum laude, from the Curie Institute of Cancer Research in Paris and the University of Paris V. Dr. Cohen was selected as a director because of his business and leadership experience in the biopharmaceutical sector, as well as a result of having served as a director since our inception.

Alan Holmer, Chairman of the Board

Mr. Holmer has served as a director of Corbus Pharmaceuticals, Inc. since January 2014 and chairman of our board since April 11, 2014. From 1996 to 2005 he served as President and Chief Executive Officer of the Pharmaceutical Research and Manufacturers of America (PhRMA), an organization that represents the worldwide interests of leading pharmaceutical and biotechnology companies, based in Washington, D.C. From 2005 to 2007 and again from February 2009 until its acquisition by Merck in May 2011, Mr. Holmer served as a Director of Inspire Pharmaceuticals, Inc., and at various times as member of its Corporate Governance Committee, Audit Committee, and Drug Development Committee. In addition to his pharmaceutical industry experience, Mr. Holmer has significant expertise in handling legal, international trade and governmental issues, having held various positions within the office of the U.S. Trade Representative, the Commerce Department and the White House, including serving as Deputy U.S. Trade Representative with rank of Ambassador. Mr. Holmer served as Special Envoy for China and the Strategic Economic Dialogue, a position to which he was appointed by Secretary of the Treasury, Henry M. Paulson, Jr. from 2007 to 2009. Mr. Holmer also served as a partner at the international law firm, Sidley & Austin (now Sidley Austin LLP), and as an associate at Steptoe & Johnson LLP. From 2012 to 2016, Mr. Holmer served as Special Counsel in the Washington, D.C. office of Smith, Currie & Hancock LLP. Mr. Holmer has been involved in many community service organizations, including as the former Chairman of the Board of the Metropolitan Washington, D.C., Chapter of the Cystic Fibrosis Foundation (2009 to 2018). He also served as Co-Chairman of the President’s Advisory Council on HIV/AIDS. Mr. Holmer received an A.B. degree from Princeton University and a J.D. from Georgetown University Law Center. Mr. Holmer was selected as a director because of his background in the pharmaceutical and biotechnology industry and his experience in governance matters.

Avery W. (Chip) Catlin, Director

Mr. Catlin has served as a director since August 2014, and has also served on the board of directors of Provention Bio, Inc. since September 2018. From January 2000 to June 2017, Mr. Catlin served as Senior Vice President, Chief Financial Officer, and Secretary of Celldex Therapeutics, Inc. (Nasdaq: CLDX), a public biopharmaceutical company. Prior to joining Celldex Therapeutics, Inc. in January 2000, he served as Vice President, Operations and Finance, and Chief Financial Officer of Endogen, Inc., a public life science research products company, from 1996 to 1999. From 1992 to 1996, he held various financial positions at Repligen Corporation (Nasdaq: RGEN), a public biopharmaceutical company, serving the last two years as Chief Financial Officer. Earlier in his career, he held the position of Chief Financial Officer at MediSense, Inc., a Massachusetts-based medical device company. Mr. Catlin received his B.A. degree from the University of Virginia and M.B.A. from Babson College and is a Certified Public Accountant. Mr. Catlin was selected as a director due to his leadership experience at other public companies, and his financial and accounting experience and his expertise in governance matters.

Rachelle S. Jacques, Director

Ms. Jacques has served as a director since April 2019. Ms. Jacques has served as the Chief Executive Officer of Enzyvant Therapeutics, Inc., a wholly owned subsidiary of Sumitomo Dainippon Pharma Co., Ltd. (TSE: 4506), focused on developing therapies for patients with rare diseases, since February 2019. Previously, beginning in 2017, she served as the Senior Vice President and Global Complement Franchise Head at Alexion Pharmaceuticals, Inc. (Nasdaq: ALXN), where she was responsible for global franchise strategy development and execution. From 2016 to 2017, Ms. Jacques was Vice President of U.S. Hematology Marketing at Shire plc, which acquired Baxalta Inc. (“Baxalta”) in 2016. Prior to this role, from 2015 to 2016, Ms. Jacques served as Vice President of Business Operations at Baxalta after its spinoff from Baxter International Inc. (NYSE: BAX) (“Baxter”) in 2015. From 2013 to 2015, Ms. Jacques served in leadership positions, including Vice President of Finance, US BioScience Business, at Baxter. Prior to joining Baxter, from 1995 to 2013, Ms. Jacques served in various roles of increasing responsibility at Dow Corning Corporation, including U.S. and international operational management roles. Ms. Jacques has served as a member of the board of directors of Viela Bio, Inc. (Nasdaq: VIE) since April 2020. Ms. Jacques received her B.A. degree in business administration from Alma College. Ms. Jacques was selected as a director due to her multinational business leadership and commercialization experience, particularly in the biotechnology industry.

John K. Jenkins, MD, Director

Dr. Jenkins has served as a director since June 2018. Dr. Jenkins has served as Principal, Drug and Biological Products at Greenleaf Health, a strategic, U.S. Food and Drug Administration (“FDA”)-focused regulatory consulting firm helping companies developing new drugs and seeking FDA approval, since February 2017. Previously, Dr. Jenkins worked in various positions of increasing responsibility at FDA from May 1992 until his retirement in January 2017. Dr. Jenkins began his FDA career in 1992, where he was a medical officer in the Division of Oncology and Pulmonary Drug Products. He subsequently served as Pulmonary Medical Group Leader and Acting Division Director before being appointed as Director of the Division of Pulmonary Drug Products in 1995. He became the Director of the Office of Drug Evaluation II in 1999 and remained in that position until he was appointed Director of the Office of New Drugs in 2002. Prior to joining the FDA, Dr. Jenkins served as an Assistant Professor of Pulmonary and Critical Care Medicine at VCU/MCV, and as a Staff Physician at the Hunter Holmes McGuire VA Medical Center in Richmond, Virginia. Dr. Jenkins has served as a member of the board of directors of Provention Bio, Inc. (Nasdaq: PRVB) since August 2020. Dr. Jenkins is board certified in internal medicine and pulmonary diseases by the American Board of Internal Medicine. He received his medical degree from the University of Tennessee, Memphis and completed his post-graduate medical training in internal medicine, pulmonary diseases, and critical care medicine at Virginia Commonwealth University/Medical College of Virginia in Richmond. Dr. Jenkins was selected as a director due to his medical knowledge and strategic regulatory expertise.

Peter Salzmann, MD, Director

Mr. Salzmann has served as a director since March 2020. Dr. Salzmann has served as the Chief Executive Officer of Immunovant, Inc. (NASDAQ: IMVT), a clinical-stage biopharmaceutical company focused on enabling normal lives for patients with autoimmune diseases, since June 2019, and as a member of its board of directors since December 2019. Previously, from November 2018 to June 2019, he served as Global Brand Development Leader in Immunology at Eli Lilly and Company (NYSE: LLY), where he designed and executed a comprehensive indication development strategy and oversaw Phase 2 and 3 clinical trial execution. From March 2013 to October 2018, Dr. Salzmann was Head of U.S. Immunology at Eli Lilly, and Managing Director of Lilly Alps from January 2011 to April 2013. From January 2008 to December 2010, Dr. Salzmann was the Head of Marketing for Eli Lilly China. Dr. Salzmann earned a B.A. in Chemistry from Northwestern University, an M.D. from University of Chicago’s Pritzker School of Medicine, and an M.B.A. from Stanford University’s Graduate School of Business. Dr. Salzmann was selected as a director because of his extensive prior experience in the biopharmaceutical industry and his leadership experience at other public companies.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Board of Director Composition

Our Board is composed of six directors. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape.

Board of Director Meetings

Our Board met 14 times in 2020. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which such directors served on the Board) and (ii) the total number of meetings of all committees of our Board on which the director served (during the periods for which the director served on such committee or committees) during 2020. All directors serving at the time of the 2020 Annual Meeting of Stockholders attended the 2020 Annual Meeting. We do not have a formal policy requiring members of the Board to attend our annual meetings.

Director Independence

Our common stock is listed on The NASDAQ Stock Market. Under the rules of The NASDAQ Stock Market, independent directors must comprise a majority of our Board. In addition, the rules of The NASDAQ Stock Market require that all the members of such committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Compensation committee members must also satisfy the independence criteria established by The NASDAQ Stock Market in accordance with Rule 10C-1 under the Exchange Act. Under the rules of The NASDAQ Stock Market, a director will only qualify as an “independent director” if, among other qualifications, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board undertook a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that Mr. Holmer, Mr. Catlin, Ms. Jacques, Dr. Jenkins and Dr. Salzmann do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Rules of The NASDAQ Stock Market and the SEC. Mr. Panayiotopoulos, during his period of service as a director in 2019 until March 6, 2020, was also determined by our Board to be independent as that term is defined under the Rules of The NASDAQ Stock Market and the SEC.

In making this determination, our Board considered the relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence. We intend to comply with the other independence requirements for committees within the time periods specified above.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee named above are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of these committees operate under a charter that has been approved by our Board.

Audit Committee. Our Audit Committee consists of Ms. Jacques (appointed as a committee member effective March 6, 2020), Mr. Holmer and Mr. Catlin. Mr. Catlin is the Chairman of the Audit Committee. Mr. Panayiotopoulos served on the Audit Committee until March 6, 2020. Our Audit Committee met seven times in 2020. Our Board has determined that the directors currently serving on our Audit Committee are independent within the meaning of The NASDAQ Marketplace Rules and Rule 10A-3 under the Exchange Act. Mr. Panayiotopoulos, during his period of service as a member of the Audit Committee in 2019, was also determined by our Board to be independent within the meaning of The NASDAQ Marketplace Rules and Rule 10A-3 under the Exchange Act. In addition, our Board has determined that Mr. Catlin qualifies as an audit committee financial expert within the meaning of SEC regulations and The NASDAQ Marketplace Rules.

The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our registered independent public accountants and reports to our Board any substantive issues found during the audit. The Audit Committee will be directly responsible for the appointment, compensation and oversight of the work of our registered independent public accountants. The Audit Committee reviews and approves all transactions with affiliated parties. Our Board has adopted a written charter for the Audit Committee. A copy of the charter is posted under the “Investors” tab under “Governance” in our website, which is located at www.corbuspharma.com.

Compensation Committee. Our Compensation Committee consists of Mr. Holmer, Ms. Jacques (appointed as a committee member effective March 6, 2020), Mr. Jenkins (appointed as a committee member effective May 20, 2020) and Mr. Catlin. Mr. Holmer is the Chairman of the Compensation Committee. Mr. Panayiotopoulos served on the Compensation Committee until March 6, 2020. Our Compensation Committee met eight times in 2020. Our Board has determined that the directors currently serving on our Compensation Committee are independent under the listing standards, are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act and are “outside directors” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended. Mr. Panayiotopoulos, during his period of service as a member of the Compensation Committee in 2019, was also determined by our Board to be independent under the listing standards, a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Compensation Committee provides advice and makes recommendations to our Board in the areas of employee salaries, benefit programs and director compensation. The Compensation Committee also reviews and approves corporate goals and objectives relevant to the compensation of our President, Chief Executive Officer, and other officers and makes recommendations in that regard to our Board as a whole.

In discharging its responsibilities, the Compensation Committee works with our Chief Executive Officer, who assists the Compensation Committee by providing information on corporate and individual performance, perspectives on performance issues and recommendations on compensation matters.

Typically, our Chief Executive Officer will make recommendations to the Compensation Committee regarding compensation matters, including adjustments to annual cash compensation, long-term incentive compensation opportunities for our executive officers, including our other Named Executive Officers. At the beginning of each year, our Chief Executive Officer reviews the performance of our executive officers based on such individual’s level of success in accomplishing the business objectives established for him or her for the prior year and his or her overall performance during that year, and then shares these evaluations with, and makes recommendations to, the Compensation Committee for each element of compensation as described above. The Compensation Committee reviews and discusses these recommendations and proposals with our Chief Executive Officer.

Our Chief Executive Officer attends meetings of the Compensation Committee at which executive compensation matters are addressed, but does not participate in the Compensation Committee’s deliberations involving his own compensation.

The Compensation Committee has directly engaged independent compensation consultants, Radford, a part of Aon Hewitt, a business unit of Aon plc, to provide advice and recommendations on the structure, amount and form of executive and director compensation and the competitiveness thereof. At the request of the Compensation Committee, the compensation consultants provided, among other things, comparative data from selected peer companies. The compensation consultants report directly to the Compensation Committee. The Compensation Committee’s decision to hire either of the compensation consultants was not made or recommended by Company management. The compensation consultant has not performed any work for the Company in 2020 except with respect to the work that it has done directly for the Compensation Committee.

Our Board has adopted a written charter for the Compensation Committee. A copy of the charter is posted under the “Investors” tab under “Governance” in our website, which is located at www.corbuspharma.com.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee consists of Mr. Salzmann (appointed as a committee member effective May 20, 2020), Dr. Jenkins (appointed as a committee member effective May 20, 2020) and Ms. Jacques (appointed a member of the committee effective March 6, 2020). Ms. Jacques is the Chairperson of the Nominating and Corporate Governance Committee. Mr. Panayiotopoulos served on, and was chair of, the Nominating and Corporate Governance Committee until March 6, 2020. Mr. Holmer served on the Nominating and Corporate Governance Committee until May 20, 2020. Mr. Hochman served on the Nominating Committee from May 20, 2020 to September 11, 2020. Our Nominating and Corporate Governance Committee met two times in 2020. The Nominating and Corporate Governance Committee nominates individuals to be elected to the full board by our stockholders. The Nominating and Corporate Governance Committee considers recommendations from stockholders if submitted in a timely manner in accordance with the procedures set forth in our bylaws and will apply the same criteria to all persons being considered. All members of the Nominating and Corporate Governance Committee are independent directors as defined under the NASDAQ listing standards. Messrs. Panayiotopoulos, Holmer and Hochman, during their periods of service as members of the Nominating and Corporate Governance Committee in 2020, were also determined by our Board to be independent as defined under the NASDAQ listing standards. Our Board has adopted a written charter for the Nominating and Corporate Governance Committee. A copy of the charter is posted under the “Investors” tab under “Governance” in our website, which is located at www.corbuspharma.com.

Stockholder nominations for directorships

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names and background to the Secretary of the Company at the address set forth below under “Stockholder Communications” in accordance with the provisions set forth in our bylaws. All such recommendations will be forwarded to the Nominating and Corporate Governance Committee, which will review and only consider such recommendations if appropriate biographical and other information is provided, including, but not limited to, the items listed below, on a timely basis. All security holder recommendations for director candidates must be received by the Company in the timeframe(s) set forth under the heading “Stockholder Proposals” below.

●	the name and address of record of the security holder;

●	a representation that the security holder is a record holder of the Company’s securities, or if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934;

●	the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

●	a description of the qualifications and background of the proposed director candidate and a representation that the proposed director candidate meets applicable independence requirements;

●	a description of any arrangements or understandings between the security holder and the proposed director candidate; and

●	the consent of the proposed director candidate to be named in the proxy statement relating to the Company’s annual meeting of stockholders and to serve as a director if elected at such annual meeting.

Assuming that appropriate information is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board or other persons, as described above and as set forth in its written charter.

Board Leadership Structure and Role in Risk Oversight

The positions of our chairman of the Board and chief executive officer are separated. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the Board to lead our Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort and energy that the chief executive officer must devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as our Board’s oversight responsibilities continue to grow. Our Board also believes that this structure ensures a greater role for the independent directors in the oversight of our Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board. This leadership structure also is preferred by a significant number of our stockholders. Our Board believes its administration of its risk oversight function has not affected its leadership structure.

Although our bylaws do not require our chairman and chief executive officer positions to be separate, our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and other reports filed with the SEC. Our Board is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full Board, which has responsibility for general oversight of risks. In light of recent events, our Board has and will continue to receive regular updates from our management team on the evolving COVID-19 situation and is involved in strategy decisions related to the impact of COVID-19 on our business.

Our Board also satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our Company. Our Board believes that full and open communication between management and our Board is essential for effective risk management and oversight.

Stockholder Communications

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, and subject to advice from legal counsel, the Secretary of the Company is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Board as he considers appropriate.

Communications from stockholders will be forwarded to all directors if they relate to important substantive matters or if they include suggestions or comments that the Secretary considers to be important for the Board to know. Communication relating to corporate governance and corporate strategy are more likely to be forwarded to the Board than communications regarding personal grievances, ordinary business matters, and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications to the Board should address such communications to: The Board of Directors, Corbus Pharmaceuticals Holdings, Inc., 500 River Ridge Drive, Norwood, MA 02062, Attention: Secretary.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our employees, officers and directors. A copy of the code is posted under the “Investors” tab under “Governance” in our website, which is located at www.corbuspharma.com. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors, on our website identified above or in a Current Report on Form 8-K.

Anti-Hedging Policy

Under the terms of our insider trading policy, we prohibit each officer, director and employee, and each of their family members and controlled entities, from engaging in certain forms of hedging or monetization transactions. Such transactions include those, such as zero-cost collars and forward sale contracts, that would allow them to lock in much of the value of their stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock, and to continue to own the covered securities but without the full risks and rewards of ownership.

Limitation of Directors Liability and Indemnification

The Delaware General Corporation Law (the “DGCL”) authorizes corporations to limit or eliminate, subject to certain conditions, the personal liability of directors to corporations and their stockholders for monetary damages for breach of their fiduciary duties. Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with certain of our directors and officers whereby we have agreed to indemnify those directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interests of the Company.

We have director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the Securities Act. Our certificate of incorporation and bylaws also provide that we will indemnify our directors and officers who, by reason of the fact that he or she is one of our officers or directors, is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative related to their board role with us.

There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Executive Officers

The following table sets forth certain information regarding our current executive officers:

Name	Age	Position(s)	Serving in Position Since
Yuval Cohen, Ph.D.	46	Chief Executive Officer, Director	2014
Barbara White, M.D.	70	Chief Medical Officer	2014
Sean Moran	63	Chief Financial Officer	2014
Craig Millian	53	Chief Commercial Officer	2019

Our executive officers are elected by, and serve at the discretion of, our Board. The business experience for the past five years, and in some instances, for prior years, of each of our executive officers is as follows:

Management

Yuval Cohen, Ph.D., Chief Executive Officer and Director

See description under “Proposal 1”.

Barbara White, M.D., Chief Medical Officer and Head of Research

Dr. White has served as our Chief Medical Officer since August 2014 and Head of Research since February 2019. Previously, Dr. White served as Senior Vice President and Head of Research and Development at Stiefel, a dermatological pharmaceutical division of GlaxoSmithKline, a public pharmaceutical company, from 2011 to 2013. From 2010 to 2011, Dr. White was Vice President and Head of Immunology Therapeutic Area at UCB, a public biopharmaceutical manufacturing company. At MedImmune, LLC, a subsidiary of AstraZeneca plc, a public pharmaceutical company, Dr. White served first as Senior Director of Clinical Development from 2006 until 2007, and then as Vice President until 2010. Prior to her pharmaceutical career, Dr. White was Professor and Associate Chair of Research, Department of Medicine, at the University of Maryland School of Medicine. She was formerly Associate Chief of Staff, Research Service, at the Baltimore Veteran Administration (VA) Medical Center, where her research focused on immune-mediated mechanisms of lung fibrosis in scleroderma. Barbara also previously served as Co-Director of the Johns Hopkins University and University of Maryland Scleroderma Center. Barbara received her medical degree from the University of Pennsylvania School of Medicine and is board certified in internal medicine, rheumatology and allergy/clinical immunology. She completed her postdoctoral studies in basic cellular immunology at the National Institutes of Health.

Sean Moran, CPA, MBA, Chief Financial Officer

Mr. Moran has served as our Chief Financial Officer since April 11, 2014. Mr. Moran joined Corbus Pharmaceuticals, Inc. (formerly JB Therapeutics), our wholly-owned subsidiary, as its Chief Financial Officer in January 2014. Mr. Moran has over twenty-five years of senior financial experience with emerging biotechnology, drug delivery and medical device companies. Mr. Moran has worked at three different companies that completed initial public offerings and maintained a listing on a public exchange. Before joining our company, Mr. Moran served as Director of Finance and then as Chief Financial Officer for InVivo Therapeutics Corporation from 2010 to 2013 and served as Chief Financial Officer of Celsion Corporation from 2008 to 2010, Transport Pharmaceuticals Inc. from 2006 to 2008, Echo Therapeutics Inc. from 2002 to 2006, SatCon Technology Corporation from 2000 to 2002, and Anika Therapeutics Inc. from 1993 to 2000. Mr. Moran is a CPA by training and earned his M.B.A. and a B.S. in Accounting from Babson College.

Craig Millian, MBA, Chief Commercial Officer

Craig Millian has served as our Chief Commercial Officer since February 2019. Mr. Millian brings 25 years of experience leading commercial organizations for a range of pharmaceutical companies during all stages of development and commercialization. Prior to joining Corbus, Mr. Millian held various leadership positions at EMD Serono, Inc., including Senior Vice President, Head of U.S. Fertility and Endocrinology from 2012 to 2016, and Senior Vice President, Head of U.S. Neurology and Immunology from 2016 to 2018. In these roles, he was responsible for leading the strategic direction and driving operating results for these franchises in the U.S. He oversaw areas of the business including sales, marketing and patient support services. Previously, Mr. Millian served as Vice President, Commercial at Vertex Pharmaceuticals Inc. (“Vertex”), where he helped design and build the commercial infrastructure, organizational capabilities and go-to-market plans in advance of launching the Vertex product pipeline. Prior to Vertex, he held commercial leadership roles at Pfizer Inc. and Sanofi. Mr. Millian holds an MBA from New York University and a degree in Finance from the University of Pennsylvania.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by, or paid to our chief executive officer and the two most highly-compensated executive officers (other than the chief executive officer) who were serving as executive officers as of December 31, 2020 and December 31, 2019 for services rendered in all capacities to us for the year ended December 31, 2020 and December 31, 2019. These individuals are our named executive officers for 2020.

Name and Principal Position		Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non-equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Yuval Cohen	2020	$559,000	$268,320	$-	$2,043,411	$-	$-	$2,870,731
Chief Executive Officer	2019	$559,000	$251,550	$-	$3,190,959	$-	$-	$4,001,509

Barbara White	2020	$439,000	$140,480	$-	$722,709	$-	$-	$1,302,189
Chief Medical Officer	2019	$439,000	$131,700	$-	$1,101,304	$-	$-	$1,672,004

Sean Moran	2020	$400,000	$128,000	$-	$722,709	$-	$-	$1,250,709
Chief Financial Officer	2019	$400,000	$120,000	$-	$1,101,304	$-	$-	$1,621,304

(1)	Amounts reflect the grant date fair value of option awards granted in 2019 and 2018 in accordance with Accounting Standards Codification Topic 718. For information regarding assumptions underlying the valuation of equity awards, see Note 3 to our Consolidated Financial Statements and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Critical Accounting Policies and Estimates-Stock-Based Compensation” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. These amounts do not correspond to the actual value that may be received by the named executive officers if the stock options are exercised.

Employment Agreements with Our Named Executive Officers

Yuval Cohen

On April 11, 2018, the Company entered an amended and restated employment agreement with Dr. Cohen (the “2018 Cohen Agreement”), which was effective for a period of two years. The 2018 Cohen Agreement provided for Dr. Cohen to serve as Chief Executive Officer and provided for an annual base salary of $540,000, which was increased to $559,000 effective January 1, 2019. In addition, Dr. Cohen was eligible to receive an annual bonus. Effective January 1, 2019, Dr. Cohen’s bonus target was set at 60% of his base salary. Pursuant to the terms of the 2018 Cohen Agreement, Dr. Cohen was eligible to receive, from time to time, equity awards under the Company’s existing equity incentive plan, or any other equity incentive plan the Company may adopt in the future, and the amounts of such awards, if any, would be determined by the Board or the Compensation Committee, in their discretion. Dr. Cohen was subject to non-compete and non-solicitation provisions, which applied during the term of his employment and for a period of twelve months following termination of his employment. In addition, the 2018 Cohen Agreement contained customary confidentiality and assignment of inventions provisions. Pursuant to the 2018 Cohen Agreement, if the Company terminated Dr. Cohen’s employment without cause or he terminated his employment for good reason during the term of his employment agreement, other than during the Change in Control Period (as defined below), the Company would have been required to pay him as severance twelve months of his base salary plus reimbursement of the cost of COBRA coverage (or to use commercially reasonable efforts to provide the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for twelve months, and he may be paid a pro-rated bonus, each subject to his timely execution and non-revocation of a general release and continuing compliance with covenants. Also pursuant to the 2018 Cohen Agreement, if the Company terminated Dr. Cohen’s employment without cause or he terminated his employment for good reason during the term of the employment agreement, and within the three months immediately prior to a change in control or the twelve months immediately following a change in control (the “Change in Control Period”), the Company would have been required to pay him as severance twenty-four (24) months of his base salary plus reimbursement of the cost of COBRA coverage (or to use commercially reasonable best efforts to provide the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for twenty-four (24) months, accelerated vesting of all of his outstanding options, restricted stock and other equity incentive awards and his current year bonus at two (2) times target levels, each subject to his timely execution and non-revocation of a general release and continuing compliance with covenants. Dr. Cohen’s severance payments and other applicable payments and benefits would be subject to reduction to the extent doing so would put him in a better after-tax position after taking into account any excise tax he may incur under Internal Revenue Code Section 4999 in connection with any change in control of the Company or his subsequent termination of employment. The term of the 2018 Cohen Agreement expired on April 11, 2020.

We entered an employment agreement with Dr. Cohen which became effective April 11, 2020 (the “2020 Cohen Agreement”). The 2020 Cohen Agreement is effective for a period of two years. The 2020 Cohen Agreement provides for Dr. Cohen to serve as Chief Executive Officer and provides for an annual base salary of $559,000. In addition, pursuant to the 2020 Cohen Agreement, Dr. Cohen will be eligible to receive an annual bonus, which is targeted at up to 60% of his base salary but which may be adjusted by the Board based on his individual performance and the Company’s performance as a whole. Pursuant to the terms of the 2020 Cohen Agreement, Dr. Cohen will be eligible to receive, from time to time, equity awards under the Company’s existing equity incentive plan, or any other equity incentive plan the Company may adopt in the future, and the amounts of such awards, if any, will be determined by the Board or Compensation Committee, in their discretion. Dr. Cohen will be subject to non-compete provisions, which apply during the term of his employment and for a period of six months from the date of cessation of his employment, subject to the Company providing as severance ((x) if the Company terminates Dr. Cohen’s employment without cause or he terminates his employment for good reason during the term of the 2020 Cohen Agreement and (y) Dr. Cohen timely executes and does not revoke a general release, which will include a non-compete covenant, and complies with covenants.) twelve months of his base salary, other than during the Change in Control Period (as defined below), in which case it will be increased to twenty-four (24) months. Dr. Cohen will be subject to non-solicitation provisions, which apply during the term of his employment and for a period of twelve months from the date of cessation of his employment. In addition, the 2020 Cohen Agreement contains customary confidentiality and assignment of inventions provisions. If the Company terminates Dr. Cohen’s employment without cause or he terminates his employment for good reason during the term of the 2020 Cohen Agreement, other than during the Change in Control Period, the Company will be required to provide as severance reimbursement of the cost of COBRA coverage (or to use commercially reasonable best efforts to provide the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for twelve months, and he may be paid a pro-rated bonus, each subject to his timely execution and non-revocation of a general release, which will include a non-compete covenant, and continuing compliance with covenants. If the Company terminates Dr. Cohen’s employment without cause or he terminates his employment for good reason during the term of the 2020 Cohen Agreement, and within the three months immediately prior to a change in control or the twelve months immediately following a change in control (the “Change in Control Period”), the Company will be required to provide as severance reimbursement of the cost of COBRA coverage (or to use commercially reasonable best efforts to provide the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for twenty-four (24) months, accelerated vesting of all of his outstanding options, restricted stock and other equity incentive awards and his current year bonus at two (2) times target levels, each subject to his timely execution and non-revocation of a general release which will include a non-compete covenant, and continuing compliance with covenants. Dr. Cohen’s severance payments and other applicable payments and benefits will be subject to reduction to the extent doing so would put him in a better after-tax position after taking into account any excise tax he may incur under Internal Revenue Code Section 4999 in connection with any change in control of us or his subsequent termination of employment. The 2020 Cohen Agreement will expire on April 11, 2022.

Barbara White

On April 11, 2018, the Company entered an amended and restated employment agreement with Dr. White (the “2018 White Agreement”), which was effective for a period of two years from the date thereof. The 2018 White Agreement provided for her to serve as Chief Medical Officer and provided for an annual base salary of $424,000, which was increased to $439,000 effective January 1, 2019. In addition, Dr. White was eligible to receive an annual bonus, which was targeted at up to 40% of her base salary but which may be adjusted by the Board based on her individual performance and the Company’s performance as a whole. Dr. White’s annual base salary and her targeted annual bonus may could be adjusted annually by the Board. Pursuant to the terms of the 2018 White Agreement, Dr. White was eligible to receive, from time to time, equity awards under the Company’s existing equity incentive plan, or any other equity incentive plan the Company may adopt in the future, and the terms and conditions of such awards, if any, will be determined by the Board or the Compensation Committee, in their discretion. Pursuant to the terms of the 2018 White Agreement, Dr. White was subject to non-compete and non-solicitation provisions, which applied during the term of her employment and for a period of twelve months following termination of her employment. In addition, the 2018 White Agreement contained customary confidentiality and assignment of inventions provisions. Pursuant to the 2018 White Agreement, if the Company terminated Dr. White’s employment without cause or she terminated her employment for good reason during the term of the employment agreement, other than during the Change in Control Period, the Company would have been required to pay her as severance twelve months of her base salary plus reimbursement of the cost of COBRA coverage (or to use commercially reasonable best efforts to provide the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for twelve months, and she may be paid a pro-rated bonus, each subject to her timely execution and non-revocation of a general release and continuing compliance with covenants. If the Company terminated Dr. White’s employment without cause or she terminated her employment for good reason during the term of the employment agreement, and during the Change in Control Period, the Company would have been required to pay her as severance eighteen (18) months of her base salary plus reimbursement of the cost of COBRA coverage (or to use commercially reasonable best efforts to provide the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for eighteen (18) months, accelerated vesting of all of her outstanding options, restricted stock and other equity incentive awards and her current year bonus at target levels, each subject to her timely execution of a general release and continuing compliance with covenants. Dr. White’s severance payments and other applicable payments and benefits would be subject to reduction to the extent doing so would put her in a better after-tax position after taking into account any excise tax she may incur under Internal Revenue Code Section 4999 in connection with any change in control of the Company or her subsequent termination of employment. The term of the 2018 White Agreement expired on April 11, 2020.

We entered an employment agreement with Dr. White which became effective April 11, 2020 (the “2020 White Agreement”). The 2020 White Agreement will be effective for a period of two years. The 2020 White Agreement provides for her to serve as Chief Medical Officer and provides for an annual base salary of $439,000. In addition, pursuant to the 2020 White Agreement, Dr. White will be eligible to receive an annual bonus, which is targeted at up to 40% of her base salary but which may be adjusted by the Board based on her individual performance and the Company’s performance as a whole. Dr. White’s annual base salary and her targeted annual bonus may be adjusted annually by the Board. Dr. White will be subject to non-compete and non-solicitation provisions, which apply during the term of her employment and for a period of twelve six months from the date of cessation of her employment, following termination of her employment subject to the Company providing as severance ((x) if the Company terminates Dr. White’s employment without cause or she terminates her employment for good reason during the term of the 2020 White Agreement and (y) she timely executes and does not revoke a general release, which will include a non-compete covenant, and complies with covenants) twelve months of her base salary, other than during the Change in Control Period , in which case it will be increased to eighteen (18) months. Dr. White will be subject to non-solicitation provisions, which apply during the term of her employment and for a period of twelve months from the date of cessation of her employment. In addition, the 2020 White Agreement contains customary confidentiality and assignment of inventions provisions. If the Company terminates Dr. White’s employment without cause or she terminates her employment for good reason during the term of the 2020 White Agreement, other than during the Change in Control Period, the Company will be required to pay her as severance reimbursement of the cost of COBRA coverage (or to use commercially reasonable best efforts to provide the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for twelve months, and she may be paid a pro-rated bonus, each subject to her timely execution and non-revocation of a general release, which will include a non-compete covenant, and continuing compliance with covenants. If the Company terminates Dr. White’s employment without cause or she terminates her employment for good reason during the term of the 2020 White Agreement, and during the Change in Control Period, the Company will be required to pay her as severance reimbursement of the cost of COBRA coverage (or to use commercially reasonable best efforts to provide the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for eighteen (18) months, accelerated vesting of all of her outstanding options, restricted stock and other equity incentive awards and her current year bonus at target levels, each subject to her timely execution and non-revocation of a general release, which will include a non-compete covenant, and continuing compliance with covenants. Dr. White’s severance payments and other applicable payments and benefits will be subject to reduction to the extent doing so would put her in a better after-tax position after taking into account any excise tax she may incur under Internal Revenue Code Section 4999 in connection with any change in control of the us or her subsequent termination of employment. The 2020 White Agreement will expire on April 11, 2022.

Sean Moran

On April 11, 2018, the Company entered an amended and restated employment agreement with Mr. Moran (the “2018 Moran Agreement”), which was effective for a period of two years. The 2018 Moran Agreement provided for Mr. Moran to serve as Chief Financial Officer and provided for an annual base salary of $375,000, which was increased to $400,000 effective January 1, 2019. In addition, Mr. Moran was eligible to receive an annual bonus, which was targeted at up to 40% of his base salary but which may be adjusted by the Board based on his individual performance and the Company’s performance as a whole. Pursuant to the terms of the 2018 Moran Agreement, Mr. Moran was eligible to receive, from time to time, equity awards under the Company’s existing equity incentive plan, or any other equity incentive plan the Company may adopt in the future, and the amount of such awards, if any, would be determined by the Board or the Compensation Committee, in their discretion. Mr. Moran was subject to non-compete and non-solicitation provisions, which applied during the term of his employment and for a period of twelve months following termination of his employment. In addition, the 2018 Moran Agreement contains customary confidentiality and assignment of inventions provisions. Pursuant to the terms of 2018 Moran Agreement, if the Company terminated Mr. Moran’s employment without cause or he terminated his employment for good reason during the term of his employment agreement, other than during the Change in Control Period, the Company would have been required to pay him as severance twelve months of his base salary plus reimbursement of the cost of COBRA (or to use commercially reasonable best efforts to provide the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for twelve months, and he may be paid a pro-rated bonus, each subject to his timely execution and non-revocation of a general release and continuing compliance with covenants. Pursuant to the 2018 Moran Agreement, if the Company terminated Mr. Moran’s employment without cause or he terminated his employment for good reason during the term of the employment agreement, and during the Change in Control Period, the Company would have been required to pay him as severance eighteen (18) months of his base salary plus reimbursement of the cost of COBRA coverage (or to use commercially reasonable best efforts to provide the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for eighteen (18) months, accelerated vesting of all of his outstanding options, restricted stock and other equity incentive awards and his current year bonus at target levels, each subject to his timely execution and non-revocation of a general release and continuing compliance with covenants. Mr. Moran’s severance payments and other applicable payments and benefits would be subject to reduction to the extent doing so would put him in a better after-tax position after taking into account any excise tax he may incur under Internal Revenue Code Section 4999 in connection with any change in control of the Company or his subsequent termination of employment. The term of the 2018 Moran Agreement expired on April 11, 2020.

We entered an employment agreement with Mr. Moran which became effective April 11, 2020 (the “2020 Moran Agreement”). The 2020 Moran Agreement will be effective for a period of two years. The 2020 Moran Agreement provides for Mr. Moran to serve as Chief Financial Officer and provides for an annual base salary of $400,000. In addition, pursuant to the 2020 Moran Agreement, Mr. Moran will be eligible to receive an annual bonus, which is targeted at up to 40% of his base salary but which may be adjusted by the Board based on his individual performance and the Company’s performance as a whole. Pursuant to the terms of the 2020 Moran Agreement, Mr. Moran will be eligible to receive, from time to time, equity awards under the Company’s existing equity incentive plan, or any other equity incentive plan the Company may adopt in the future, and the payments of such awards, if any, will be determined by the Board or Compensation Committee, in their discretion. Mr. Moran is subject to non-compete provisions, which apply during the term of his employment and for a period of six months from the date of cessation of his employment, subject to the Company providing as severance ((x) if the Company terminates Mr. Moran’s employment without cause or he terminates his employment for good reason during the term of the 2020 Moran Agreement and (y) he timely executes and does not revoke a general release, which will include a non-compete covenant, and complies with covenants.) twelve months of his base salary, other than during the Change in Control Period (as defined below), in which case it will be increased to eighteen (18) months. Mr. Moran will be subject to non-solicitation provisions, which apply during the term of his employment and for a period of twelve months from the date of cessation of his employment. In addition, the 2020 Moran Agreement contains customary confidentiality and assignment of inventions provisions. If the Company terminates Mr. Moran’s employment without cause or he terminates his employment for good reason during the term of the 2020 Moran Agreement, other than during the Change in Control Period, the Company will be required to pay him as severance reimbursement of the cost of COBRA (or to use commercially reasonable best efforts to provide the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for twelve months, and he may be paid a pro-rated bonus, each subject to his timely execution and non-revocation of a general release, which will include a non-compete covenant, and continuing compliance with covenants. If the Company terminates Mr. Moran’s employment without cause or he terminates his employment for good reason during the term of the 2020 Moran Agreement, and during the Change in Control Period, the Company will be required to pay him as severance reimbursement of the cost of COBRA coverage (or to use commercially reasonable best efforts to provide the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for eighteen (18) months, accelerated vesting of all of his outstanding options, restricted stock and other equity incentive awards and his current year bonus at target levels, each subject to his timely execution and non-revocation of a general release, which will include a non-compete covenant, and continuing compliance with covenants. Mr. Moran’s severance payments and other applicable payments and benefits will be subject to reduction to the extent doing so would put him in a better after-tax position after taking into account any excise tax he may incur under Internal Revenue Code Section 4999 in connection with any change in control of the Company or his subsequent termination of employment. The 2020 Moran Agreement will expire on April 11, 2022.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes, for each of the named executive officers, the number of shares of common stock underlying outstanding stock options held as of December 31, 2020.

	Number of securities underlying unexercised options (#)				Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned		Option Exercise	Option Expiration
Name	Exercisable		Unexercisable		Options (#)		Price ($)	Date
Yuval Cohen	15,089	(1)	-	(1)	-		$0.17	7/1/2023
	215,384	(2)	-	(2)	-		$0.17	1/28/2024
	272,728	(3)	-	(3)	-		$1.00	4/11/2024
	630,000	(4)	-	(4)	70,000	(4)	$1.00	10/22/2024
	530,000	(5)	-	(5)	-		$1.40	1/7/2026
	150,000	(6)	-	(6)	-		$8.71	10/6/2026
	353,906	(7)	23,594	(7)	-		$9.05	3/1/2027
	319,010	(8)	118,490	(8)	-		$8.35	1/4/2028
	270,729	(9)	294,271	(9)	-		$7.53	1/18/2029
	-	(11)	639,000	(11)	-		$4.53	3/6/2030
Sean Moran	36,923	(2)	-	(2)	-		$0.17	1/28/2024
	53,610	(3)	-	(3)	-		$1.00	4/11/2024
	211,500	(4)	-	(4)	23,500	(4)	$1.00	10/22/2024
	87,500	(5)	-	(5)	-		$1.40	1/7/2026
	150,000	(6)	-	(6)	-		$8.71	10/6/2026
	107,813	(7)	7,187	(7)	-		$9.05	3/1/2027
	127,604	(8)	47,396	(8)	-		$8.35	1/4/2028
	93,437	(9)	101,563	(9)	-		$7.53	1/18/2029
	-	(11)	226,000	(11)	-		$4.53	3/6/2030
Barbara White	250,000	(10)	-	(10)	-		$1.00	9/23/2024
	240,000	(5)	-	(5)	-		$1.40	1/7/2026
	150,000	(6)	-	(6)	-		$8.71	10/6/2026
	107,813	(7)	7,187	(7)	-		$9.05	3/1/2027
	127,604	(8)	47,396	(8)	-		$8.35	1/4/2028
	93,437	(9)	101,563	(9)	-		$7.53	1/18/2029
	-	(11)	226,000	(11)	-		$4.53	3/6/2030

(1)	Represents options to purchase shares of our common stock granted on July 1, 2013. The shares underlying the option vested in 12 equal monthly installments commencing on July 1, 2013.
(2)	Represents options to purchase shares of our common stock granted on January 28, 2014. 25% of the option vested on January 28, 2015, and the remaining 75% of the option vested in equal monthly installments over a period of 36 months commencing on January 28, 2015.
(3)	Represents options to purchase shares of our common stock granted on April 11, 2014. 25% of the option vested on April 11, 2015, and the remaining 75% of the option vested in equal monthly installments over a period of 36 months commencing on April 11, 2015.
(4)	Represents options to purchase shares of our common stock granted on October 22, 2014. 12.5% of the option vested on October 22, 2015 and 37.5% of the option vested in equal monthly installments over a period of 36 months commencing on October 22, 2015. The remaining 50% of the option vested in tranches between 5% and 10% upon the achievement of eight individual business milestones.
(5)	Represents options to purchase shares of our common stock granted on January 7, 2016. 25% of these options vested on January 7, 2017 with the remaining 75% of the option vesting in equal monthly installments over a period of 36 months commencing on January 7, 2017.
(6)	Represents options to purchase shares of our common stock granted on October 6, 2016. 25% of these options vested on October 6, 2017 with the remaining 75% of the option vesting in equal monthly installments over a period of 36 months commencing on October 6, 2017.
(7)	Represents options to purchase shares of our common stock granted on March 1, 2017. 25% of these options vested on March 1, 2018 with the remaining 75% of the option vesting in equal monthly installments over a period of 36 months commencing on March 1, 2018.
(8)	Represents options to purchase shares of our common stock granted on January 4, 2018. 25% of these options vest on January 4, 2019 with the remaining 75% of the option vesting in equal monthly installments over a period of 36 months commencing on January 4, 2019.
(9)	Represents options to purchase shares of our common stock granted on January 18, 2019. 25% of these options vest on January 18, 2020 with the remaining 75% of the option vesting in equal monthly installments over a period of 36 months commencing on January 18, 2020.
(10)	Represents options to purchase shares of our common stock granted on September 23, 2014. 25% of these options vest on September 19, 2015 and the remaining 75% of the option vested in equal monthly installments over a period of 36 months commencing on September 19, 2015.
(11)

Represents options to purchase shares of our common stock granted on March 6, 2020. 25% of these options vest on March 6, 2021 and the remaining 75% of the option vested in equal monthly installments over a period of 36 months commencing on March 6, 2020.

Director Compensation

Director Compensation Table

The following table sets forth information concerning the compensation paid to certain of our non-employee directors during 2020.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Alan Holmer (2)	94,492	209,409	303,901
Avery Catlin (3)	67,995	209,409	277,404
David Hochman (4)	44,245	213,273	257,518
Rachelle Jacques (5)	57,995	209,409	267,404
Paris Panayiotopoulos (6)	15,625	-	15,625
John Jenkins (7)	46,725	209,409	256,154
Peter Salzmann (8)	31,745	422,358	454,103
George Golumbeski (9)	11,250	452,760	464,010

(1)	Amounts reflect the aggregate grant date fair value of each stock option granted in 2020, in accordance with the Accounting Standards Codification Topic 718. These amounts do not correspond to the actual value that may be received by the directors if the stock options are exercised.
(2)	The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2020 held by Mr. Holmer was 277,161.
(3)	The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2020 held by Mr. Catlin was 258,300.
(4)	The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2020 held by Mr. Hochman was 277,925.Mr. Hochman resigned from the Board effective September 11, 2020.
(5)	The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2020 held by Ms. Jacques was 141,800.
(6)	The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2020 held by Mr. Panayiotopoulos was 128,300. Mr. Panayiotopoulos resigned from the Board effective March 6, 2020.
(7)	The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2020 held by Dr. Jenkins was 141,800.
(8)	The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2020 held by Mr. Salzmann was 107,100. Mr. Salzmann was appointed to the Board on March 6, 2020.
(9)	The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2020 held by Mr. Golumbeski was zero. Mr. Golumbeski was appointed to the Board on July 6, 2020 and resigned from the Board effective September 22, 2020.

Non-Employee Director Compensation Policy

Our Board has approved a director compensation policy for our non-employee directors. Other than reimbursement for reasonable expenses incurred in connection with attending Board and committee meetings, this policy provides for the following cash compensation effective May 2020:

●	each non-employee director is entitled to receive an annual fee from us of $40,000;

●	the chair of our Board will receive an annual fee from us of $30,000;

●	the chair of our audit committee will receive an annual fee from us of $20,000;

●	the chair of our compensation committee will receive an annual fee from us of $15,000;

●	the chair of our nominating and corporate governance committee will receive an annual fee from us of $10,000;

●	the chair of our finance committee will receive an annual fee from us of $20,000; and

●	each non-chairperson member of the audit committee, the compensation committee, the nominating and corporate governance committee and the finance committee will receive annual fees from us of $10,000, $7,500, $5,000 and $5,000, respectively.

Our Finance Committee, previously comprised of Messrs. Hochman and Catlin, was dissolved in November 2020. The Finance Committee consulted with and advised management on certain matters related to capital raising transactions and other strategic and transactional matters. Since its dissolution, the responsibilities of the Finance Committee have been undertaken by the Board, or another committee. Each non-employee director receives an annual option grant in an amount to be determined annually by our Compensation Committee in consultation with an independent compensation consultant, to purchase shares of our common stock under our existing equity incentive plan, or any other equity incentive plan we may adopt in the future, which shall vest in 12 equal monthly installments, the first vesting date to occur on the one-month anniversary of the grant date (the “Annual Non-Employee Director Grant”). Each non-employee director that joins our Board receives an initial option grant to purchase that number of shares of our common stock under our existing equity incentive plan, or any other equity incentive plan we may adopt in the future, equal to two times the Annual Non-Employee Director Grant, which shall vest in 12 equal monthly installments, the first vesting date to occur on the one-month anniversary of the grant date. Upon a change in control, as defined in our equity incentive plan, 100% of the shares underlying these options shall become vested and exercisable immediately prior to such change in control.

Scientific Advisory Board Compensation

We do not currently have a policy regarding compensation for our scientific advisory board members; however each member of the scientific advisory board is eligible to receive a payment of $15,000 per year and an initial grant of 30,000 options to purchase shares of our common stock at the fair market value on the date of grant.

2014 Equity Compensation Plan

General

On March 26, 2014, our Board adopted the 2014 Equity Compensation Plan, or the 2014 Plan, subject to stockholder approval, which was received on April 1, 2014, pursuant to the terms described herein.

The general purpose of the 2014 Plan is to provide a means whereby eligible employees, officers, non-employee directors and other individual service providers develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to our business, thereby advancing our interests and the interests of our stockholders. By means of the 2014 Plan, we seek to retain the services of such eligible persons and to provide incentives for such persons to exert maximum efforts for our success and the success of our subsidiaries.

Equity Compensation Plan Information

The following table provides certain information with respect to all of the Corbus equity compensation plans in effect as of December 31, 2020:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	15,795,849	$5.66	7,369,051
Equity compensation plans not approved by security holders	-	-	-
TOTAL:	15,795,849	$5.66	7,369,051

REPORT OF THE AUDIT COMMITTEE*

The undersigned members of the Audit Committee of the Board of Directors of Corbus Pharmaceuticals Holdings, Inc. (the “Company”) submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2019 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the fiscal year ended December 31, 2020.

2.	The Audit Committee has discussed with representatives of EisnerAmper LLP, the independent public accounting firm, the matters which are required to be discussed with them by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Commission.

3.	The Audit Committee has discussed with EisnerAmper LLP, the independent public accounting firm, the auditors’ independence from management and the Company has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB.

In addition, the Audit Committee considered whether the provision of non-audit services by EisnerAmper LLP is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the Securities and Exchange Commission.

Audit Committee of Corbus Pharmaceuticals Holdings, Inc.

Avery W. Catlin, Chairman

Alan Holmer

Rachelle Jacques

*	The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of March 31, 2021 with respect to the beneficial ownership of common stock of the Company by the following: (i) each of the Company’s current directors; (ii) each of the named executive officers; (iii) all of the current executive officers and directors as a group; and (iv) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of the Company’s common stock.

For purposes of the following table, beneficial ownership is determined in accordance with the applicable SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted in the footnotes to the table, we believe that each person or entity named in the table has sole voting and investment power with respect to all shares of the Company’s common stock shown as beneficially owned by that person or entity (or shares such power with his or her spouse). Under the SEC’s rules, shares of the Company’s common stock issuable under options that are exercisable on or within 60 days after March 31, 2021 (“Presently Exercisable Options”) are deemed outstanding and therefore included in the number of shares reported as beneficially owned by a person or entity named in the table and are used to compute the percentage of the common stock beneficially owned by that person or entity. These shares are not, however, deemed outstanding for computing the percentage of the common stock beneficially owned by any other person or entity.

The percentage of the common stock beneficially owned by each person or entity named in the following table is based on 125,033,006 shares of common stock issued and outstanding as of March 31, 2021 plus any shares issuable upon exercise of Presently Exercisable Options held by such person or entity.

Except as otherwise noted below, the address for persons listed in the table is c/o Corbus Pharmaceuticals Holdings, Inc., 500 River Ridge Drive, Norwood, Massachusetts 02062. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Officers and Directors

Yuval Cohen (1)	3,146,572	2.5%
Sean Moran (2)	712,877	*
Barbara White (3)	1,286,717	1.0%
Alan Holmer (4)	299,661	*
John Jenkins (5)	142,800	*
Avery W. Catlin (6)	305,300	*
Peter Salzmann (7)	107,100	*
Rachelle Jacques (8)	141,800	*
All current directors and executive officers as a group (9 total)	6,321,994	4.8%
5% Stockholders

None

(1)	Includes 3,071,242 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 2021.

(2)	Includes 542,110 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 2021.

(3)	Includes 1,080,500 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 2021.

(4)	Includes 277,161 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 2021.

(5)	Includes 141,800 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 2021.
(6)	Includes 258,300,800 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 2021.
(7)	Includes 107,100 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 2021.

(8)	Includes 141,800 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 2021.

(9)	All information regarding State Street Corporation is based on information disclosed in a statement on Schedule 13G filed with the SEC on January 11, 2021. The address for the reporting person is State Street Financial Center, One Lincoln Street, Boston, MA 02111.

Transactions with Related Persons

Other than compensation arrangements for our named executive officers and directors, we describe below each transaction or series of similar transactions, since January 1, 2019, to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years; and

●	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our named executive officers and directors are described in the section entitled “Executive Compensation.”

Indemnification Agreements

We have entered into indemnification agreements with our directors and executive officers whereby we have agreed to indemnify those directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of our Company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interests of our Company.

Policies and Procedures for Related Party Transactions

Our Board has adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, any members of the immediate family of any of the foregoing persons and any firms, corporations or other entities in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, which we refer to collectively as related parties, are not permitted to enter into a transaction with us without the prior consent of our Board acting through the audit committee or, in certain circumstances, the chairman of the audit committee. Any request for us to enter into a transaction with a related party, in which the amount involved exceeds $100,000 and such related party would have a direct or indirect interest must first be presented to our audit committee, or in certain circumstances the chairman of our audit committee, for review, consideration and approval. In approving or rejecting any such proposal, our audit committee, or the chairman of our audit committee, is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the benefits to us, the availability of other sources of comparable products or services and the extent of the related party’s interest in the transaction.

PROPOSAL 2:	RATIFY THE APPOINTMENT OF EISNERAMPER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2021

The Audit Committee has reappointed EisnerAmper LLP as our independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2021, and has further directed that management submit their selection of independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as public registered accounting firm.

Principal Accountant Fees and Services

The following table summarizes the fees for professional services rendered by EisnerAmper LLP, our independent registered public accounting firm, for each of the last two fiscal years:

Fee Category	2020	2019
	(In thousands)
Audit Fees	$288	$475
Audit-Related Fees	5	-
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$293	$475

Audit Fees

Represents fees, including out of pocket expenses, for professional services provided in connection with the audit of our annual audited financial statements and of our internal control over financial reporting, the review of our quarterly financial statements included in our Forms 10-Q, accounting consultations or advice on accounting matters necessary for the rendering of an opinion on our financial statements, services provided in connection with the offerings of our common stock and audit services provided in connection with other statutory or regulatory filings.

Audit-Related Fees

Audit-related fees are for services regarding financial accounting and reporting standards and other activities not explicitly related to the audit of our financial statements.

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the PCAOB) to be provided to us by the independent auditor. However, the pre-approval requirement may be waived with respect to the provision of non-audit services for us if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied.

The Audit Committee has considered whether the provision of Audit-Related Fees, Tax Fees, and all other fees as described above is compatible with maintaining EisnerAmper LLP’s independence and has determined that such services for fiscal year 2020 were compatible. All such services were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act to the extent that rule was applicable.

The Audit Committee pre-approved all services provided by EisnerAmper LLP during fiscal 2020 and 2019 in accordance with the policy regarding pre-approval of all auditing services except for $5,000 of fees incurred during 2020 (less than 2% of total fees) for a permitted non-audit service.

The Audit Committee is responsible for reviewing and discussing the audit financial statements with management, discussing with the independent registered public accountants the matters required by the applicable requirements of the PCAOB, receiving written disclosures from the independent registered public accountants required by the applicable requirements of the PCAOB regarding the independent registered public accountants’ communications with the Audit Committee concerning independence and discussing with the independent registered public accountants their independence, and recommending to the Board of Directors that the audit financial statements be included in our annual report on Form 10-K.

Attendance at Annual Meeting

Representatives of EisnerAmper LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3:	ADVISORY APPROVAL OF OUR NAMED EXECUTIVE OFFICERS’ COMPENSATION

At our 2020 annual meeting of stockholders, we conducted a non-binding stockholder vote on the frequency of future Say-on-Pay votes (commonly known as a “Say-When-on-Pay” vote). We recommended that such votes be conducted annually and our stockholders approved that recommendation. We will hold a Say-on-Pay vote at each annual meeting until the time our stockholders vote to hold the Say-on-Pay vote at a different frequency.

Q: What are you voting on?

A: In accordance with Section 14A of the Securities Exchange Act of 1934, we are asking stockholders to vote, on an advisory basis, on:

Say-on-pay. Approval of the compensation of our named executive officers as disclosed in this proxy statement, including the various compensation tables and the related narrative disclosures (Proposal 3).

Q: Why does your Board recommends a vote “FOR” the say-on-pay proposal (Proposal 3)?

A. The Board believes that the Company’s compensation policies and practices are effective in achieving our goals of motivating and retaining our executives by:

●	rewarding excellence in leadership and sustained financial performance; and

●	aligning our executives’ interests with those of our stockholders to create long-term value.

Q: What are the effects of these votes?

A: Proposals 3 is advisory, and non-binding on our Board. However, the Board and the Compensation Committee will review and consider the results of these votes when evaluating our executive compensation program.

Proposal 3 is as follows:

Proposal 3:

“Resolved, that the compensation of the Company’s named executive officers, as described in the Company’s proxy statement for the 2021 Annual Meeting of Stockholders, including the various compensation tables and the related narrative disclosures, is hereby APPROVED.”

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL 3.

PROPOSAL 4:	APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK FROM 150,000,000 TO 300,000,000

Our board has approved, subject to shareholder approval, an amendment to our certificate of incorporation to increase our authorized shares of common stock from 150,000,000 to 300,000,000 (the “Charter Amendment”). The increase in our authorized shares of common stock will become effective upon the filing of the Charter Amendment with the Secretary of State of the State of Delaware. If the Charter Amendment to increase our authorized shares of common stock is approved by the stockholders at the Annual Meeting, we intend to file the Charter Amendment as soon as practicable following the Annual Meeting. Our board reserves the right, notwithstanding stockholder approval of the Charter Amendment and without further action by our stockholders, not to proceed with the Charter Amendment at any time before it becomes effective.

The form of Charter Amendment is set forth as Appendix A to this Proxy Statement (subject to any changes required by applicable law).

Outstanding Shares and Purpose of the Proposal

Our Charter currently authorizes us to issue a maximum of 150,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, $0.0001 par value per share. As of the record date, we had no shares of preferred stock issued and outstanding and the Charter Amendment does not affect the number of authorized shares of preferred stock. Our issued and outstanding securities, as of the record date, are as follows:

●	125,033,006 shares of Common Stock;

●	1,506,206 shares of Common Stock issuable upon the exercise of outstanding warrants; and

●	18,522,528 shares of Common Stock issuable upon the exercise of outstanding options.

The approval of the Charter Amendment to increase our authorized shares of Common Stock is important for our ongoing business. Our Board believes it would be prudent and advisable to have the additional shares available to provide additional flexibility regarding the potential use of shares of common stock for business and financial purposes in the future. Having an increased number of authorized but unissued shares of common stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our authorized shares. The additional shares could be used for various purposes without further stockholder approval. These purposes may include: (i) raising capital, if we have an appropriate opportunity, through offerings of common stock or securities that are convertible into common stock; (ii) expanding our business through potential strategic transactions, including mergers, acquisitions, licensing transactions and other business combinations or acquisitions of new product candidates or products; (iii) establishing strategic relationships with other companies; (iv) exchanges of common stock or securities that are convertible into common stock for other outstanding securities; (v) providing equity incentives pursuant to our 2014 Plan, or another plan we may adopt in the future, to attract and retain employees, officers or directors; and (vi) other general corporate purposes. We intend to use the additional shares of Common Stock that will be available to undertake any such issuances described above. Because it is anticipated that our directors and executive officers will be granted additional equity awards under our 2014 Plan, or another plan we adopt in the future, they may be deemed to have an indirect interest in the Charter Amendment, because absent the Charter Amendment, we would not have sufficient authorized shares to grant such awards.

The increase in authorized shares of our Common Stock under the Charter Amendment will not have any immediate effect on the rights of existing stockholders. However, because the holders of our Common Stock do not have any preemptive rights, future issuance of shares of Common Stock or securities exercisable for or convertible into shares of Common Stock could have a dilutive effect on our earnings per share, book value per share, voting rights of stockholders and could have a negative effect on the price of our Common Stock.

Disadvantages to an increase in the number of authorized shares of Common Stock may include:

●	Stockholders may experience further dilution of their ownership.

●	Stockholders will not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, and therefore, future issuances of Common Stock, depending on the circumstances, will have a dilutive effect on the earnings per share, voting power and other interests of our existing stockholders.

●	The additional shares of Common for which authorization is sought in this proposal would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding.

●	The issuance of authorized but unissued shares of Common Stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

We have no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of Common Stock subsequent to this proposed increase in the number of authorized shares at this time, and we have not allocated any specific portion of the proposed increase in the authorized number of shares to any particular purpose. However, we have in the past conducted certain public and private offerings of Common Stock and warrants, and we will continue to require additional capital in the near future to fund our operations. As a result, it is foreseeable that we will seek to issue such additional shares of Common Stock in connection with any such capital raising activities, or any of the other activities described above. The Board does not intend to issue any Common Stock or securities convertible into Common Stock except on terms that the Board deems to be in the best interests of us and our stockholders. We are therefore requesting our stockholders approve this proposal to amend our Charter to increase our authorized shares of Common Stock from 150,000,000 shares to 300,000,000 shares.

Vote Required

The affirmative vote of a majority of the shares of common stock outstanding and entitled to vote at the meeting will be required to approve this Proposal 4. Abstentions and broker non-votes with respect to this proposal will be counted for purposes of establishing a quorum and, if a quorum is present, abstentions, and broker non-votes, if this Proposal 4 is deemed to be a “non-routine” matter as further discussed in What are broker non-votes?, will have the same practical effect as a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK FROM 150,000,000 SHARES TO 300,000,000 SHARES.

STOCKHOLDER PROPOSALS

Stockholder Proposals for 2022 Annual Meeting

Any stockholder proposals submitted for inclusion in our proxy statement and form of proxy for our 2022 Annual Meeting of Stockholders in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, as amended must be received by us no later than December 10, 2021 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: Corbus Pharmaceuticals Holdings, Inc., 500 River Ridge Drive, Norwood, Massachusetts 02062, Attn.: Secretary.

Our by-laws state that a stockholder must provide timely written notice of any nominations of persons for election to our Board or any other proposal to be brought before the meeting together with supporting documentation as well as be present at such meeting, either in person or by a representative. For our 2022 Annual Meeting of Stockholders, a stockholder’s notice shall be timely received by us at our principal executive office no later than February 18, 2022 and no earlier than January 19, 2022; provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than thirty (30) days before the anniversary date of the immediately preceding Annual Meeting of Stockholders (the “Anniversary Date”) or more than sixty (60) days after the Anniversary Date, a stockholder’s notice shall be timely if received by the Company at our principal executive office not later than the close of business on the later of (i) the ninetieth (90th) day prior to the scheduled date of such Annual Meeting; and (ii) the tenth (10th) day following the day on which such public announcement of the date of such Annual Meeting is first made by the Company. Proxies solicited by our Board will confer discretionary voting authority with respect to these nominations or proposals, subject to the SEC’s rules and regulations governing the exercise of this authority. Any such nomination or proposal shall be mailed to: Corbus Pharmaceuticals Holdings, Inc., 500 River Ridge Drive, Norwood, Massachusetts 02062, Attn.: Secretary.

ANNUAL REPORT

Copies of our Annual Report on Form 10-K (including audited financial statements), as amended, filed with the SEC may be obtained without charge by writing to Corbus Pharmaceuticals Holdings, Inc., 500 River Ridge Drive, Norwood, Massachusetts 02062, Attn.: Secretary. A request for a copy of our Annual Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of our common stock on March 31, 2021. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

Our audited financial statements for the fiscal year ended December 31, 2020 and certain other related financial and business information are contained in our Annual Report on Form 10-K, which is being made available to our stockholders along with this proxy statement, but which is not deemed a part of the proxy soliciting material.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: Corbus Pharmaceuticals Holdings, Inc., 500 River Ridge Drive, Norwood, Massachusetts 02062, Attn.: Secretary, or by phone at (617) 963-0100. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

OTHER MATTERS

As of the date of this proxy statement, the Board does not intend to present at the Annual Meeting of Stockholders any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors

/s/ Yuval Cohen
Yuval Cohen
Chief Executive Officer

April 9, 2021

Norwood, Massachusetts

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

855-200-8274

Appendix A

CERTIFICATE OF AMENDMENT OF THE

CERTIFICATE OF INCORPORATION OF

CORBUS PHARMACEUTICALS HOLDINGS, INC.

A Delaware Corporation

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Corbus Pharmaceuticals Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.	The name of the Corporation is Corbus Pharmaceuticals Holdings, Inc. The Corporation was incorporated by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on December 18, 2013 (the “Certificate of Incorporation”).

2.	The Certificate of Incorporation of the Corporation is hereby amended to increase the authorized shares of the Corporation’s common stock by deleting the first paragraph under Section A of Article IV, and replacing such paragraph with the following:

“The total number of shares of capital stock which the Corporation shall have authority to issue is Four Hundred and Ten Million (310,000,000), of which (i) Three Hundred Million (300,000,000) shares shall be a class designated as common stock, par value $0.0001 per share (the “Common Stock”), and (ii) Ten Million Shares (10,000,000) shares shall be a class designated as preferred stock, par value $0.0001 per share (the “Preferred Stock”).”

3.	The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4.	All other provisions of the Certificate of Incorporation shall remain in full force and effect.

5.	This Certificate of Amendment and the amendment to the Certificate of Incorporation effected hereby shall be effective immediately upon filing.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this 19th day of May, 2021.

CORBUS PHARMACEUTICAL HOLDINGS, INC.

By:
Name:	Yuval Cohen
Title:	Chief Executive Office

17692 Corbus Proxy Card REV1 Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

CORBUS PHARMACEUTICALS HOLDINGS, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 18, 2021.

INTERNET/MOBILE — www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

During the Meeting —
Go to http://www.viewproxy.com/corbuspharma/2021/vm.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this ☒

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4, AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR":

1. Election of Directors

	FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all Nominees listed to the left)
(1) Yuval Cohen (2) Alan Holmer (3) Avery W. Catlin (4) Peter Salzmann (5) John Jenkins (6) Rachelle Jacques	☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

	FOR	AGAINST	ABSTAIN
2. Ratification of EisnerAmper LLP as the Company's independent registered public accounting firm for the year ending December 31, 2021.	☐	☐	☐
3. Approval, on an advisory basis, of the executive compensation of the Company's named executive officers.	☐	☐	☐
4. To approve an amendment to the Company's certificate of incorporation, as amended, to increase the Company's authorized shares of common stock from 150,000,000 to 300,000,000.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**____________, **2021**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

17692 Corbus Proxy Card REV1 Back

The proxy statement and our 2020 Annual Report to Stockholders are available at http://www.cstproxy.com/corbuspharma/2021

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CORBUS PHARMACEUTICALS HOLDINGS, INC.

The undersigned appoints Yuval Cohen and Sean Moran, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Corbus Pharmaceuticals Holdings, Inc. held of record by the undersigned at the close of business on March 31, 2021 at the Annual Meeting of Stockholders of Corbus Pharmaceuticals Holdings, Inc. to be held virtually at **http://www.viewproxy.com/corbuspharma/2021/vm** on May 19, 2021, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SIX NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSALS 2, 3 AND 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)